UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 30, 2009, Anesiva, Inc. ("Anesiva") and PowderJect Research, Ltd. ("PowderJect") entered into a Revised License Agreement (the "Revised License Agreement") which, among other things, (i) terminated and superseded the license agreement by and between AlgoRx Pharmaceuticals, Inc. and PowderJect, dated as of March 22, 2002, as amended July 7, 2003; (ii) redefined the license field as the delivery into human patients by powder injection of products containing either Lidocaine or Glucagon as the sole active ingredient for all treatment purposes (the "License Field"), but allowed Anesiva to request that additional active ingredients be included in the Licensed Field in the future; (iii) redefined the patent portfolio assigning the full title and interest in certain patents to Anesiva and allowed Anesiva to revive certain patents that have been abandoned by PowderJect; and (iv) eliminated the requirement that Anesiva pay any royalties associated with its exclusive, worldwide license in the License Field.

The foregoing description of the material terms of the Revised License Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will filed as an exhibit to Anesiva's yearly report on Form 10-K for the year ended December 31, 2009.

Item 1.02.    Termination of a Material Definitive Agreement

The disclosure set forth under Item 1.01 is hereby incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: December 04, 2009	By:	/s/ John H. Tran
John H. Tran
VP, Finance and Chief Accounting Officer